UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005 (April 18, 2005)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1 AMENDMENT TO CREDIT AGREEMENT DATED APRIL 18, 2005

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2005, Corrections Corporation of America (the “Company”) entered into an Eighth Amendment (the “Amendment”) to its Third Amended and Restated Credit Agreement, dated as of May 3, 2002, by and among the Company, as Borrower, the several lenders from time to time party thereto, Lehman Brothers Inc., as Sole Lead Arranger and Sole Book-Running Manager, Deutsche Bank Securities Inc. and UBS Warburg LLC, as Co-Syndication Agents, Société Généralé, as Documentation Agent, and Lehman Commercial Paper Inc., as Administrative Agent (the “Credit Agreement”). The Amendment is subject to customary terms and conditions and provides for the following:

(1)	The eurodollar rate margin paid on term loans is reduced from 2.25% to 1.75%, and the base rate margin paid on term loans is reduced from 1.25% to 0.75%;

(2)	Advances under the revolving loan facility will be used to reduce the aggregate outstanding balance of the term loans from approximately $160 million to approximately $140 million. Quarterly principal amortization of the term debt will be reduced as a result of this and prior reductions in the aggregate outstanding balance of the term loans;

(3)	The eurodollar rate margin paid on revolving loans and letters of credit is reduced from 3.50% to 1.50%, and the base rate margin paid on revolving loans is reduced from 2.50% to 0.50%; and

(4)	The fee paid on the unused balance of the revolving loan facility is reduced from 0.500% to 0.375%.

The maturity and the capacity of these credit facilities will remain unchanged.

Certain of the lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits

10.1	Eighth Amendment to Third Amended and Restated Credit Agreement, dated as of April 18, 2005, by and among the Company, as Borrower, the several Lenders from time to time party thereto, and Lehman Commercial Paper Inc., as Administrative Agent for the Lenders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 19, 2005	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Irving E. Lingo, Jr.

Irving E. Lingo, Jr.
Executive Vice President and
Chief Financial Officer